EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT
AS OF DECEMBER 31, 2005

FULL NAME OF SUBSIDIARY	PLACE OF INCORPORATION

ESURANCE , INC.	DELAWARE, USA
ESURANCE HOLDINGS INC.	DELAWARE, USA
ESURANCE INSURANCE COMPANY	OKLAHOMA, USA
FOLKSAMERICA HOLDING COMPANY, INC.	NEW YORK, USA
FOLKSAMERICA REINSURANCE COMPANY	NEW YORK, USA
FUND AMERICAN COMPANIES, INC.	DELAWARE, USA
FUND AMERICAN ENTERPRISES HOLDINGS, INC.	DELAWARE, USA
FUND AMERICAN FINANCIAL SERVICES, INC.	DELAWARE, USA
FUND AMERICAN HOLDINGS AB	SWEDEN
FUND AMERICAN REINSURANCE COMPANY, LTD.	BERMUDA
HOMELAND INSURANCE COMPANY OF NEW YORK	NEW YORK, USA
ONEBEACON AMERICA INSURANCE COMPANY	MASSACHUSETTS, USA
ONEBEACON INSURANCE COMPANY	PENNSYLVANIA, USA
ONEBEACON INSURANCE GROUP LLC	DELAWARE, USA
PENNSYLVANIA GENERAL INSURANCE COMPANY	PENNSYLVANIA, USA
SCANDINAVIAN REINSURANCE COMPANY, LTD.	BERMUDA
SIRIUS AMERICA INSURANCE COMPANY	DELAWARE, USA
SIRIUS INSURANCE HOLDINGS AB	SWEDEN
SIRIUS INTERNATIONAL INSURANCE CORPORATION	SWEDEN
THE NORTHERN ASSURANCE COMPANY OF AMERICA	MASSACHUSETTS, USA
WHITE MOUNTAINS (LUXEMBOURG) S.A.R.L.	LUXEMBOURG
WHITE MOUNTAINS ADVISORS LLC	DELAWARE, USA
WHITE MOUNTAINS HOLDINGS BERMUDA LTD.	BERMUDA
WHITE MOUNTAINS INTERNATIONAL S.A.R.L.	LUXEMBOURG
WHITE MOUNTAINS RE FINANCIAL SERVICES, LTD.	BERMUDA
WHITE MOUNTAINS RE GROUP, LTD.	BERMUDA
WHITE MOUNTAINS RE HOLDINGS, INC.	DELAWARE, USA
WHITE MOUNTAINS UNDERWRITING (BERMUDA) LIMITED	BERMUDA
WHITE MOUNTAINS UNDERWRITING LIMITED	IRELAND
WM ALAMEDA (GIBRALTAR) LIMITED	GIBRALTAR
WM BELVAUX (LUXEMBOURG) S.A.R.L.	LUXEMBOURG
WM CALETA (GIBRALTAR)	GIBRALTAR
WM FINDEL (LUXEMBOURG) S.A.R.L.	LUXEMBOURG
WM KEHLEN (LUXEMBOURG) S.A.R.L.	LUXEMBOURG
WM MERL (LUXEMBOURG) S.A.R.L.	LUXEMBOURG
WM OLM (LUXEMBOURG) S.A.R.L.	LUXEMBOURG
WM VIANDEN (LUXEMBOURG) S.A.R.L.	LUXEMBOURG

Certain other subsidiaries of the Company have been omitted since, in the aggregate, they would not constitute a significant subsidiary.